UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note

On May 2, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”), borrowed $100,000 from The Tiger Cub Trust, which trust is controlled by the Company’s Chief Executive Officer and Chairman, Jacob D. Cohen (“Tiger Cub”), and entered into a Promissory Note with Tiger Cub to evidence such loan.

The Promissory Note has a principal balance of $100,000. The Promissory Note bears interest at a rate of 18% per annum, compounded monthly, and matures on the earliest of (i) May 2, 2026, (ii) acceleration upon an event of default at the option of the holder, or (iii) five business days following the closing of a Qualified Financing, as discussed below.

The Promissory Note includes customary terms for promissory notes, including payment hierarchy, prepayment, default events, and remedies, and customary representations and warranties of the parties and covenants of the Company.

The Company may prepay the Promissory Note at any time prior to maturity; however, any such prepayment will require a prepayment premium equal to the Make Whole Amount (defined below), minus any accrued interest as of the prepayment date, which is also payable upon prepayment. The “Make Whole Amount” is defined as an amount equal to the original principal amount of the Promissory Note, multiplied by the standard interest rate (18%), designed to approximate the holder’s expected return over the full term of the Promissory Note.

The Promissory Note also includes a mandatory prepayment provision requiring repayment of the entire outstanding amount, together with accrued interest and a make-whole premium, within five business days following the closing of a Qualified Financing. A “Qualified Financing” is defined in the Promissory Note as any fundraising transaction completed after the Promissory Note’s effective date, other than a sale of notes on substantially similar terms as the Promissory Note, undertaken primarily for the purpose of raising capital.

In the event of default, including nonpayment, material breaches, insolvency events, or material adverse effects, the holder may declare the outstanding obligations under the Promissory Note immediately due and payable (in the event of bankruptcy such repayment obligation is immediate, without notice) and immediately upon the occurrence of an event of default, without any required notice of, or action by, holder, the principal amount of the Promissory Note automatically increases to an amount equal to the then outstanding balance of the Promissory Note, plus the Make Whole Amount.

* * * * *

The foregoing description of the Promissory Note is only a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 in its entirety, by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Promissory Note, is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the Settlement Shares as defined below in Item 8.01, was/will be exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not/will not involve a public offering and the recipient was an “accredited investor”. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

On April 28, 2025, a holder of the Company’s Series B Convertible Preferred Stock converted 100 shares of Series B Convertible Preferred Stock (with an aggregate stated value of $110,000), into 73,333 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

On May 1, 2025, a holder of the Company’s Series B Convertible Preferred Stock converted 300 shares of Series B Convertible Preferred Stock (with an aggregate stated value of $330,000), into 220,000 shares of common stock of the Company pursuant to the terms of such Series B Convertible Preferred Stock, including the current conversion price of $1.50 per share.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for such issuances in connection with the Series B Convertible Preferred Stock conversions, as the securities were exchanged by us with our existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 8.01. Other Events.

Settlement Agreement

On May 5, 2025, the Company entered into a Compromise Settlement Agreement and Mutual Release (the “Settlement”) between the Company, Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman and 1800 Diagonal Lending, LLC (“1800 Diagonal”). Pursuant to the Settlement and in consideration for general releases of all parties, and the dismissal of a lawsuit with prejudice, pursuant to which 1800 Diagonal has made claims against the Company and Mr. Cohen, the Company agreed to issue 1800 Diagonal 62,500 shares of restricted common stock of the Company (the “Settlement Shares”). The Settlement Agreement was entered into following a mediation between the parties.

Following the issuance of the Settlement Shares and the shares issuable upon conversion of the Series B Convertible Preferred Stock as discussed in Item 3.02 above, there is an aggregate of 11,034,023 shares of common stock of the Company outstanding.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*£	Promissory Note dated May 2, 2025 in the principal amount of $100,000, between Mangoceuticals, Inc., borrower and The Tiger Cub Trust, lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

£ Represents management contract or compensatory plan or arrangement.

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: May 6, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer